Exhibit 99.1g

ARTICLES SUPPLEMENTARY

TO THE

ARTICLES OF INCORPORATION

PACIFIC GLOBAL FUND, INC.

                    Pacific Global Fund, Inc., a Maryland corporation doing business as Pacific Advisors Fund Inc. (the “Corporation”), having its principal office in Baltimore City, Maryland, hereby certifies that:

                    FIRST: The Corporation’s Board of Directors, in accordance with Section 2-105(a) of the Maryland General Corporation Law and Article Fifth of the Articles of Incorporation, has adopted a resolution adding a new class of shares as Class I for the Small Cap Fund. Such class of shares has the same voting powers, preferences, other rights, qualifications, restrictions, limitations and terms and conditions of redemption, as currently set forth in Article Fifth of the Articles of Incorporation.

                    SECOND: The Corporation’s Board of Directors, in accordance with Section 2-105(a)(9) of the Maryland General Corporation Law and Article Fifth of the Articles of Incorporation, has adopted a resolution classifying and redesignating 100 Hundred Million (100,000,000) shares of the Corporation’s One Billion (1,000,000,000) Shares of Common Stock, par value one cent ($.01) per share, having an aggregate par value of Ten Million Dollars ($10,000,000), as set forth below.

                    Immediately before the classification and redesignation, Six Hundred Million (600,000,000) shares of the Corporation’s One Billion (1,000,000,000) shares of Common Stock, par value one cent ($.01) per share, having an aggregate par value of Ten Million Dollars ($10,000,000) were classified and designated as follows:

Prior Designation	Number of Shares

Government Securities Fund Class A Shares	50,000,000
Income and Equity Fund Class A Shares	50,000,000
Balanced Fund Class A Shares	50,000,000
Small Cap Fund Class A Shares	50,000,000
Growth Fund Class A Shares	50,000,000
Multi-Cap Value Fund Class A Shares	50,000,000

Government Securities Fund Class C Shares	50,000,000
Income and Equity Fund Class C Shares	50,000,000
Balanced Fund Class C Shares	50,000,000
Small Cap Fund Class C Shares	50,000,000
Growth Fund Class C Shares	50,000,000
Multi-Cap Value Fund Class C Shares	50,000,000

                    As a result of the classification and redesignation, 100 Hundred Million (100,000,000) shares of the Corporation’s One Billion (1,000,000,000) Shares of Common Stock are now classified and designated as follows:

New Designation	Number of Shares

Government Securities Fund Class A Shares	50,000,000
Income and Equity Fund Class A Shares	50,000,000
Balanced Fund Class A Shares	50,000,000
Small Cap Fund Class A Shares	50,000,000
Growth Fund Class A Shares	50,000,000
Multi-Cap Value Fund Class A Shares	50,000,000

Government Securities Fund Class C Shares	50,000,000
Income and Equity Fund Class C Shares	50,000,000
Balanced Fund Class C Shares	50,000,000
Small Cap Fund Class C Shares	50,000,000
Growth Fund Class C Shares	50,000,000
Multi-Cap Value Fund Class C Shares	50,000,000

Small Cap Fund Class I Shares	100,000,000

                    THIRD: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

                    IN WITNESS WHEREOF, Pacific Advisors Fund Inc. has caused these Articles Supplementary to be executed by its President and witnessed by its Secretary on this 1st day of June, 2006.

PACIFIC ADVISORS FUND, INC.

	By:	/s/ George A. Henning
Witness:	George A. Henning
Chairman of the Board of Directors
/s/ Araceli Olea

/s/ Thomas H. Hanson
Thomas H. Hanson
Vice President